CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57267) pertaining to the Pacific Century Financial Corporation Profit Sharing Plan, of our report dated May 11, 2001 with respect to the financial statements and supplemental schedule of the Pacific Century Financial Corporation Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                     /s/  ERNST & YOUNG LLP
                                                     ______________________
                                                          Ernst & Young LLP


Honolulu, Hawaii
June 27, 2001